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                                                                    EXHIBIT 11.1

                               USDATA CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS
(in thousands, expect per share data)


                                                                         YEARS ENDED DECEMBER 31,
                                                               ------------------------------------------
                                                                   1998            1997            1996
                                                               ----------      ----------      ----------
Net earnings (loss):
   Continuing operations                                       $   (2,094)     $   (3,907)     $   (2,650)
   Discontinued operations                                         (1,719)            217           1,594
                                                               ----------      ----------      ----------
      Net loss                                                 $   (3,813)     $   (3,690)     $   (1,056)
                                                               ==========      ==========      ==========

Weighted average common shares outstanding                         11,196          11,066          11,014

Common share equivalents                                             --              --              --
                                                               ----------      ----------      ----------

Weighted average common shares and common share equivalents
   (if dilutive) outstanding                                       11,196          11,066          11,014
                                                               ==========      ==========      ==========
Net income (loss per) common share:
   Basic:
      Continuing operations                                    $    (0.19)     $    (0.35)     $    (0.24)
      Discontinued operations                                       (0.15)           0.02            0.14
                                                               ----------      ----------      ----------
         Net loss                                              $    (0.34)     $    (0.33)     $    (0.10)
                                                               ==========      ==========      ==========
   Diluted:
      Continuing operations                                    $    (0.19)     $    (0.35)     $    (0.24)
      Discontinued operations                                       (0.15)           0.02            0.14
                                                               ----------      ----------      ----------
         Net loss                                              $    (0.34)     $    (0.33)     $    (0.10)
                                                               ==========      ==========      ==========